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                                                                    EXHIBIT 23.7




                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We consent to the incorporation by reference in this Registration Statement of Rent-Way, Inc. on Form S-4 (SEC File No. __________) of our report dated October 31, 1997, on our audits of the financial statements of Rent-Way, Inc. We also consent to the incorporation by reference to this Registration Statement of Rent-Way, Inc. on the aforementioned Form S-4 of our report dated March 6, 1998, on our audit of the combined financial statements of South Carolina Rentals, Inc., Paradise Valley Holdings, Inc. and L&B Rents,
Inc. (collectively referred to as Ace Rentals) and of our report dated March 28, 1997, on our audits of the financial statements of Perry Electronics, Inc. (d/b/a Rental King). We also consent to the references to our firm under the captions "Experts" and "Rent-Way Selected Historical Financial Data".

/s/ PricewaterhouseCoopers LLP

                                                     PricewaterhouseCoopers LLP


Cleveland, Ohio
November 5, 1998